Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Daseke , Inc. (the Company) for the period ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Don R. Daseke, Chairman of the Board of Directors and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2018	By:	/s/ Don R. Daseke
	Name:	Don R. Daseke
	Title:	Chairman of the Board of Directors and
Chief Executive Officer
(Principal Executive Officer)